Exhibit 10.3
MAINE & MARITIMES CORPORATION
LONG TERM INCENTIVE AWARD AGREEMENT

    This Long Term Incentive Award Agreement incorporates by reference the 2010 Executive Compensation Plan, and the 2008 Stock Plan (the “Plans”). It sets forth certain specific terms and conditions governing performance awards under the 2010 Executive Compensation Plan.  If performance targets are met, the Executive will receive shares of MAM stock pursuant the 2008 Stock Plan.

Name of Executive:	[NAME]
Performance Period:	January 1, 2010 to December 31, 2012
Target Award: Measurement:	50% of Executive’s base salary (80% for CEO) Total Shareholder Return over Performance Period vs. Peer Group
BY EXECUTING THIS AGREEMENT, EXECUTIVE ACCEPTS PARTICIPATION IN THE PLAN, ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE PROVISIONS OF THIS AGREEMENT AND THE PLANS, AND AGREES THAT THIS AGREEMENT AND THE PLANS SHALL GOVERN THE TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Company and the Executive have duly executed this Agreement as of __________, 2010.

MAINE & MARITIMES CORPORATION:		EXECUTIVE:
By:
Name:	Lance Smith
Title:	Chair, Performance & Compensation Committee	Name: